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                                    EXHIBIT 3

                            IRREVOCABLE VOTING PROXY



                                  VOTING PROXY

         The undersigned, as the record owner of 102,915,147 shares of Common Stock of USA TALKS.COM, INC., a Nevada corporation,

         (i) hereby appoints Patrick J. Writer, Sr. as the proxy of the undersigned with respect to 51,457,573.5 of said shares to attend any and all meetings of the shareholders of said corporation, and to represent, vote, execute, consent, waive and otherwise act for the undersigned in the same manner and with the same effect as if such act were performed personally by the undersigned; and

         (ii) hereby appoints Robert D. Krintzman as the proxy of the undersigned with respect to 51,457,573.5 of said shares to attend any and all meetings of the shareholders of said corporation, and to represent, vote, execute, consent, waive and otherwise act for the undersigned in the same manner and with the same effect as if such act were performed personally by the undersigned.

       This proxy is irrevocable unless and until revoked by the undersigned in a writing signed by all of its incumbent managers at the time of any such revocation.

                                       USAT REORGANIZATION LLC,
                                       A California Limited Liability Company

                                       /s/ Patrick J. Writer, Sr.
                                       -----------------------------------------
                                       Patrick J. Writer, Sr., Manager

                                       /s/ Robert D. Krintzman
                                       -----------------------------------------
                                       Robert D. Krintzman, Manager